Exhibit 10.93


                             Dated April 30, 1996


                         READING & BATES DRILLING CO.,
                                   as Owner

                                     -and-

                       CHRISTIANIA BANK OG KREDITKASSE,
                               NEW YORK BRANCH,
                                 as Mortgagee


                                  J.W. McLEAN

                           -----------------------
                               DEED OF COVENANT
                           -----------------------

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                                     INDEX

CLAUSE                                                                    PAGE

1        DEFINITIONS AND INTERPRETATION                                      2
2        REPRESENTATIONS AND WARRANTIES                                      7
3        PAYMENT COVENANTS                                                   8
4        MORTGAGE                                                            9
5        PRESERVATION OF SECURITY                                            9
6        INSURANCE                                                          12
7        RIG COVENANTS                                                      14
8        PROTECTION OF SECURITY                                             18
9        ENFORCEABILITY AND MORTGAGEE'S POWERS                              18
10       APPLICATION OF MONEYS                                              20
11       FURTHER ASSURANCES                                                 21
12       POWER OF ATTORNEY                                                  22
13       INDEMNITIES                                                        22
14       EXPENSES                                                           23
15       COMMUNICATIONS                                                     24
16       ASSIGNMENTS                                                        24
17       MISCELLANEOUS                                                      24
18       LAW AND JURISDICTION                                               24

         EXECUTION

EXHIBIT 1  FORM OF CREDIT AGREEMENT
==============================================================================

THIS DEED OF COVENANT is made on the 30th day of April, 1996
BETWEEN:

(1) READING & BATES DRILLING CO., a corporation incorporated in the State of Oklahoma having its principal office at 901 Threadneedle, Suite 200, Houston, Texas 77079 (the "Owner"), and

(2)    CHRISTIANIA BANK OG  KREDITKASSE, NEW YORK BRANCH having  offices at 11
       West 42nd  Street, New  York, NY   10036,  as agent  for the Banks  (as
       hereinafter defined) (the "Mortgagee")

WHEREAS

(A) By a Credit Agreement dated as of April 30, 1996 (as in effect from time to time the "Credit Agreement") among Reading & Bates Corporation, a Delaware corporation ("Holdings"), the Owner, the Banks party thereto, Credit Lyonnais, New York Branch, as co-agent, and Christiania Bank og Kreditkasse, New York Branch, (the "Agent") (the form of which Credit Agreement together with Exhibit B thereto but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Owner upon the terms and conditions therein described a reducing revolving credit facility (the "Facility") in an aggregate amount at any one time outstanding of One Hundred Million United States Dollars (US$100,000,000) providing for the making of Loans and the issuance of and participations in Letters of Credit as contemplated therein.

(B) The obligations of the Borrower with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents including the promissory notes of the Borrower payable to the order of the respective Banks (each a "Note" and, collectively, the "Notes") (the form of which is attached as Exhibit B to the Credit Agreement).

(C) It is a condition precedent to the Banks advancing amounts under the Credit Facility to the Owner that the Owner shall execute, deliver and register a statutory mortgage in favor of the Mortgagee over sixty four sixty-fourth shares in the Rig (as hereinafter defined) and shall enter into a Deed of Covenant supplemental thereto in the form of this Deed.

(D) The Owner has executed in favor of the Mortgagee a statutory mortgage in account current form bearing the same date as this Deed and constituting a first mortgage of sixty four sixty-fourth shares in the said Rig and the said statutory mortgage and this Deed are each entered into by the Owner in consideration of the Banks agreeing, at the request of the Owner, to make Loans to the Owner and issue Letters of Credit for the account of the Owner under the Credit Facility and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency and receipt of which the Owner hereby acknowledges). The Mortgage and this Deed of Covenants is made for the benefit of the Mortgagee and the other Secured Creditors (as hereinafter defined) to secure (i) the full and prompt payment when due of (x) the principal of and interest on the Notes issued, and Loans made, under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to the Letters of Credit issued under the Credit Agreement and (y) all other obligations and indebtedness (including without limitation, indemnities, Fees and interest thereon) of the Borrower to the Secured Creditors, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents (including, without limitation, the Mortgage and this Deed of Covenants) and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (including, without limitation, the Mortgage and this Deed of Covenants); (ii) any and all sums advanced by the Secured Creditors in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral; (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Borrower referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of the Mortgagee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Mortgagee of its rights hereunder, together with reasonable attorneys' fees of counsel to the Mortgagee and court costs; and (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Deed of Covenants (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Deed or extended from time to time after the date of this Deed.

(E) This Deed is supplemental to the said statutory mortgage and to the security thereby created.

NOW THIS DEED WITNESSETH AND IT IS HEREBY AGREED

1      DEFINITIONS AND INTERPRETATION

1.1 In this Deed unless the context otherwise requires, the following expressions shall have the following meanings:

       "Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Bank" means any lender listed from time to time Annex 1 to the Credit Agreement (collectively, the "Banks");

       "Business Day" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Collateral Assignment of Insurances" means the Collateral Assignment of Insurance in respect of the Rig executed or to be executed by the Owner in favor of the Agent;

       "Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Credit Agreement" means the Credit Agreement, dated as of April 30, 1996, among Holdings, the Owner, the Banks, Credit Lyonnais New York Branch, as co-agent, and the Agent first referred to in Recital (A) hereto;

       "Credit Documents" shall have the meaning for such term as set forth in the Credit Agreement;

       "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letters of Credit remain outstanding and the Loans and the Unpaid
       Drawings together with interest, fees and all other obligations are paid in full;

       "Credit Party" shall have the meaning for such term as set forth in the Credit Agreement;

       "Default Rate" shall mean the rate of interest calculated in accordance with Section 1.07(b) of the Credit Agreement;

       "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

       "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by Holdings or any of its Subsidiaries solely in the ordinary course of such Person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable
       Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

       "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Rig, (ii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

       "Environmental Laws" means all applicable laws, regulations, conventions and agreements whatsoever relating to pollution or protection of the environment (including, without limitation, the Oil
       Pollution  Act of 1990  (33 U.S.C.   2701 et  seq.), the Comprehensive
       Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et
       seq.) and the  Toxic Substances Control Act (15 U.S.C.   2601 et seq.)
       (all of the foregoing as amended), and any comparable laws of the individual States of the United States of America or any other state or nation);

       "Fees" shall have the same meaning for such terms as set forth in the Credit Agreement;

       "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

       "Indemnitee" shall have the meaning set forth in Section 13.1;

       "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity association) which are from time to time taken out or entered into in respect of the Rig or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

       "Interest Period" shall have the same meaning for such term as set forth in Section 1.08 of the Credit Agreement;

       "Letter of Credit" shall have the same meaning for such term as set forth in Section 2.01 of the Credit Agreement;

       "Loan(s)" shall have the same meaning for such term as set forth in the Credit Agreement;
       "Major Casualty" means any casualty to the Rig in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

       "Mortgage" means the statutory mortgage on the Rig bearing the same date as this Deed first referred to in Recital (D) hereto;

       "Note" means each  promissory note of the Owner referred  to in Recital
       (B) hereto and in Section 1.05(a) of the Credit Agreement;

       "Obligations" shall have the meaning provided in Recital (D) hereto;

       "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. 2701 et seq.), as amended;

       "Other Rigs"  means,  individually or  collectively,  each of  (i)  the offshore drilling rig D. R. STEWART owned by Reading & Bates Exploration Co. ("R&B Exploration") documented under the laws and flag of the United States with Official Number 626904 of 6494 gross registered tons and 5834 net registered tons; (ii) the offshore drilling rig W. D. KENT owned by R&B Exploration documented under the laws and flag of the United States with Official Number 583169 of 5,383 gross registered tons and 4,185 net registered tons; (iii) the offshore drilling rig CHARLEY GRAVES owned by Reading and Bates Borneo Drilling Co., Ltd. documented under the laws and flag of the Republic of Panama with Patente Number 6618-76-CH of 5,829 gross registered tons and 1,748 net registered tons; (iv) the offshore drilling rig RON TAPPMEYER owned by Reading & Bates (A) Pty Ltd. documented under the laws and flag of Australia with Official Number 855213 of 11,455 gross registered tons and 3,436 net registered tons; and (v) the offshore drilling rig JACK BATES owned by the Owner documented under the laws and flag of the United States with Official Number 906283 of 19,928 gross registered tons and 14,948 net registered tons;

       "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Agent, provide a bond or other security satisfactory to the Agent); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the written request of the Agent, provide a bond or other security satisfactory to the Agent); (4) liens for general average and salvage (including contract salvage); (5) liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (except that no lien shall be deemed not covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Agent); (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 consecutive days; (7) any lien for the payment or discharge of which provisions satisfactory to the Agent have been made as evidenced by the Agent's written consent to such lien; (8) any lien in favor of the Banks; and provided that Permitted Liens shall not include any liens described in subclauses (1) through (7) above unless they: (i) are subordinate to the lien of this Mortgage or (ii) constitute a maritime lien which would in any event be entitled as such to priority over the Mortgage under the United States shipping laws or other applicable laws relating to the Rig's trading pattern. Nothing herein shall be deemed a waiver of the priority preferred lien status of this Mortgage;

       "Protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

       "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Rig otherwise than by requisition for hire;

       "Rig" means the whole of the offshore drilling J.W. McLEAN documented under the laws and flag of the Bahamas with Official Number 715954 of 9199.01 gross registered tons and 7267.22 net registered tons and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

       "Secured Creditors" shall mean the Banks, the Letter of Credit Issuer and the Agent under and as defined in the Credit Agreement;

       "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

       "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

       "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised Total Loss of the Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of the Rig otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of the Rig by any government or by persons acting or purporting to act on behalf of any government unless the Rig be released from such capture, seizure, arrest or detention within ninety
       (90) days after the occurrence thereof;

       "United States Dollars" and "US$" means the lawful currency of the United States of America;

       "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

       "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

1.2    In Clause 6.1:

       "excess risks" means the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of the Rig in consequence of her insured value being less than the value at which the Rig is assessed for the purpose of such claims;

       "protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London including the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of Clause 1 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;

1.3 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall bear the same meanings when used in this Deed.

1.4    This Deed shall be read together with the other Security Documents.

1.5 Notwithstanding that this Deed is supplemental to the Mortgage it shall continue in full force and effect after any discharge of the Mortgage.

1.6    In this Deed:

       (a) Clause headings are inserted for convenience only and shall not affect the construction of this Deed and, unless otherwise specified, all references to Clauses are to clauses of this Deed;

       (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

       (c) references to persons include references to bodies corporate and unincorporate;

       (d) references to assets include property, rights and assets by every description;

       (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

       (f)  references   to  any   enactment   shall  include   re-enactments,
            amendments and extensions thereof.

2      REPRESENTATIONS AND WARRANTIES

2.1    The Owner hereby represents and warrants to the Mortgagee that:

       (a) the Owner is the sole legal and beneficial owner of sixty four sixty-fourths shares of and in the Rig and none of the said shares is subject to any Security Interest (save as constituted by the Permitted Liens, the Mortgage and this Deed);

       (b) the Owner has not sold or transferred, or agreed to sell or transfer, the Rig or any share therein;

       (c) the Owner has full power and authority to mortgage sixty four sixty-fourth shares of and in the Rig as security for the Obligations;

       (d) the Owner is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma;

       (e) the Owner has complied with all statutory and other material requirements relating to the ownership, registration and operation of the Rig;

       (f) the Owner has taken all necessary action to authorize the execution and delivery of the Mortgage and this Deed, and this Deed constitutes the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles). The Mortgage when filed with the Bahamian Registrar of Ships will create a legal, valid and enforceable first priority mortgage lien on the Rig;

       (g) the entry into and performance by the Owner of this Deed does not and will not during the Credit Facility Period violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any of the constitutive documents of the Owner including the Certificate of Incorporation or By-laws, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

       (h) all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Deed and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained during the Credit Facility Period;

       (i) save for such registrations and filings as are referred to in this Deed, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Deed that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Deed; and

       (j) the Owner is fully familiar with and agrees to all the provisions of all agreements relating to the Obligations.

2.2    The Owner hereby further represents and warrants to the Mortgagee that:

       (a) all applicable Environmental Laws and Environmental Approvals relating to the Rig, its operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been complied with; and

       (b) no Environmental Claim has been made or threatened against the Owner or the Approved Manager or otherwise in connection with the Rig; and

       (c) no Environmental Incident which has resulted, or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred.


2.3 The representations and warranties of the Owner set out in Clause 2.1 and Clause 2.2 shall survive the execution of this Deed and shall be deemed to be repeated throughout the Credit Facility Period at the time of the making of each Loan and the issuance of each Letter of Credit with respect to the facts and circumstances existing at each such time, as if made at each such time.

3      PAYMENT COVENANTS

3.1    The Owner hereby covenants with the Secured Creditors:

       (a) to pay all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in the Credit Agreement and/or this Deed to be payable by the Owner to or recoverable from the Owner by the Secured Creditors or any of them (or in respect of which the Owner agrees in the Credit Agreement and/or this Deed to indemnify any of the Secured Creditors) at the times and in the manner specified in the Credit Agreement and/or this Deed; and

       (b) to pay interest on any amount payable by the Owner under the Credit Agreement and on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 3.1(a) from the date on which the relevant amount becomes payable under the Credit Agreement or such expense, claim, liability, loss, cost, duty, fee, charge or other money is paid or incurred by any Secured Creditor until the date of payment reimbursement thereof to such Secured Creditor (as well after as before judgment) at the Default Rate; and

       (c) to pay each and every other sum of money which may be or become owing to the any Secured Creditor under this Deed and the other Credit Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

4      MORTGAGE

4.1 By way of security for the Obligations the Owner with full title guarantee hereby mortgages and charges and agrees to mortgage and charge to and in favor of the Mortgagee all its rights, title and interest, present and future, to and in the Rig.

4.2 The Owner covenants with the Mortgagee that it will not at any time during the Credit Facility Period without the previous consent in writing of the Mortgagee (and then only subject to such terms as the Mortgagee may impose):

       (a) create or suffer the creation of any Security Interest on or in respect of the Rig or any share therein in favor of any person other than the Mortgagee or unless the same is being contested in good faith by proceedings diligently conducted in relation to which the Owner has established an adequate reserve; or

       (b) sell, agree to sell or otherwise dispose of the Rig or any share therein.

4.3 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rig and the Mortgagee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

4.4 On the date on which the Credit Agreement and all Letters of Credit shall have been terminated, when no Note remains outstanding and all Obligations shall have been irrevocably paid in full, the Mortgage and this Deed of Covenants shall terminate, and the Mortgagee at the request and expense of the Owner, will execute and deliver to the Owner a proper instrument or instruments acknowledging the satisfaction and termination of the Mortgage and this Deed of Covenants, and will duly assign, transfer and deliver to the Owner (without recourse and without any representation or warranty) such of the Rig as may remain in the possession of the Mortgagee together with any moneys at the time held by the Mortgagee hereunder.

5      PRESERVATION OF SECURITY

5.1    It is declared and agreed that:

       (a) the security created by the Mortgage and this Deed (or either of them) shall be held by the Mortgagee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

       (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

       (c) the Mortgagee shall not be bound to enforce any of the other Security Documents before enforcing the security created by the Mortgage and this Deed (or either of them);

       (d) no delay or omission on the part of the Mortgagee in exercising any right, power or remedy under the Mortgage and this Deed (or either of them) shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights powers and remedies provided in this Deed are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Mortgagee may deem expedient; and

       (e) any waiver by the Mortgagee of any terms of this Deed or any consent given by the Mortgagee under this Deed shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.2 Any settlement or discharge under the Mortgage and this Deed (or either of them) between the Mortgagee and the Owner shall be conditional upon no security or payment to the Secured Creditors by any person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.3 The rights of the Secured Creditors under the Mortgage and this Deed and the security thereby and hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by any person:

       (a)  any time or waiver granted to or composition with any person; or

       (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any person; or

       (c)  any   legal   limitation,   disability,   incapacity   or    other
            circumstances relating to any person; or

       (d) any amendment or supplement to any of the Credit Documents or any other document or security; or

       (e) the dissolution, amalgamation, reconstruction or reorganisation of any person; or

       (f) the unenforceability, invalidity or frustration of any obligations of any person under any of the Credit Documents or any other document or security.

5.4 Until the Obligations have been satisfied unconditionally and irrevocably paid and discharged in full to the satisfaction of the Mortgagee, the Owner shall not by virtue of any payment made hereunder on account of the Obligations or by virtue of any enforcement by the Mortgagee of its rights under, or the security constituted by, the Mortgage and this Deed or by virtue of any relationship between or transaction involving any person in any way whatsoever and whether or not such relation or transaction shall be related to, or in connection with, the subject matter of the Credit Agreement, the Mortgage and/or this Deed):

       (a) exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Secured Creditors or any other person; or

       (b) exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guaranty, security or agreement; or

       (c) exercise any right of set-off or counterclaim against any person or any co-surety; or

       (d) receive, claim or have the benefit of any payment, distribution, security or indemnity from any person or any co-surety; or

       (e) unless so directed by the Mortgagee (when the Owner will prove in accordance with such directions), claim as a creditor of any person or any co-surety in competition with the Secured Creditors.


       The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

5.5 Until the Obligations have been unconditionally and irrevocably performed in full to the satisfaction of the Mortgagee, the Mortgagee may at any time keep in a separate account for as long as it may think fit, any moneys received, recovered or realised under the Mortgage and this Deed (or either of them) or under any other guarantee, security or agreement relating in whole or in part to the Secured Indebtedness without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

5.6 The Owner unconditionally and irrevocably agrees that if any sums hereby secured are not recoverable on the basis of a guaranty (whether by reason of legal limitation, illegality, disability or incapacity on or of any person or by reason of any other fact or circumstance, and whether or not known to or discoverable by any person), then the Owner will, as a separate and independent stipulation and as a primary obligor, pay to the Secured Creditors on demand an amount or amounts equal to the amount or amounts which the Owner would have been liable to pay but for such irrecoverability and will on demand indemnify the Mortgagee against any loss or liability suffered or incurred by the Secured Creditors as a result of such irrecoverability.

6      INSURANCE

6.1 The Owner covenants with the Mortgagee throughout the Credit Facility Period that:

       (a) The Owner shall, at its own expense, when and so long as the any Obligations remain outstanding, insure the Rig and keep her insured, or cause the Rig to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, and war risks), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Mortgagee. With respect to hull and machinery/increased value insurance, including war risk, the Owner shall insure the Rig and keep her insured, or cause the Rig to be insured, for an amount which is at least the full commercial value of the Rig, and when such amount is aggregated with the amount of such insurance coverage on the Other Rigs, such aggregate amount shall be at least 110% of the Total Commitment. The Rig shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies. Such insurance shall cover marine and war risk perils, on hull and machinery, with deductibles not in excess of US$500,000 (such deductibles not to apply in the case of Total Loss of the Rig), and shall be maintained in the broadest forms available in the American, British and Scandinavian insurance markets or in such other major international markets reasonably acceptable to the Mortgagee. The Owner shall maintain, or cause to be maintained, protection and indemnity or equivalent insurance, including war risk protection and indemnity coverage and coverage against pollution liability, in an amount not less than US$100,000,000 (or, with respect to pollution liability coverage, such greater amount as may be required from time to time by the Oil Pollution Act 1990, or other Environmental Laws), as and when applicable to the Rig and its operations, through underwriters or associations acceptable to the Mortgagee. In addition, the Owner shall, at its own expense, furnish to the Mortgagee a mortgagee's single interest policy providing coverage which, when aggregated with the mortgagee's interest insurance furnished to the Mortgagee in respect of the Other Rigs, shall be in an amount equal to at least 110% of the Total Commitment (or in lieu of such mortgagee's interest insurance the Owner shall cause the hull and machinery/increased value insurance to be endorsed to afford breach of warranty coverage for the benefit of the Mortgagee). Such mortgagee's interest insurance and any additional insurance policies for the benefit of the Mortgagee shall be maintained in the broadest form available in the American, British and Scandinavian markets or other major international markets acceptable to the Mortgagee through underwriters acceptable to the Mortgagee. The Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.

       (b) The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants satisfactory to the Mortgagee, and shall be kept in full force and effect by the Owner so long as any Obligations remain outstanding. All such policies, binders and other interim insurance contracts shall be executed and issued in the name of the Owner and shall, to the extent required herein, provide that loss be payable to the Mortgagee for distribution by it to itself, the Banks and the Owner as their interests may appear, and shall provide for at least ten days' prior notice to be given to the Mortgagee by the underwriters or association in the event of cancellation or the failure of the Owner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder. Certified copies of all such policies, binders and other interim insurance contracts shall be deposited with the Mortgagee. Originals shall also be provided upon the request of the Mortgagee. The Owner shall furnish to the Mortgagee annually a detailed report signed by a firm of marine insurance brokers satisfactory to the Mortgagee as to the insurance maintained in respect of the Rig, as to their opinion as to the adequacy thereof and as to compliance with the provisions of this Clause 6.01.

            Unless otherwise required by the Mortgagee by notice to the underwriters, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Rig with respect to protection and indemnity risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by the next following paragraph of this Clause 6.01(b)) under any insurance with respect to the Rig involving any damage to the Rig, the underwriters may pay direct for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a before deductible loss in excess of US$1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee (which consent shall not be unreasonably withheld). Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, directly to the Owner or others, shall be paid by the Mortgagee to, or as directed by, the Owner and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee in accordance with Clause 10.01.

            In the event of an actual or constructive Total Loss or a compromised constructive Total Loss or requisition of title, all insurance payments therefor shall be paid to the Mortgagee. The Owner shall not declare or agree with the underwriters that the
            Rig is a constructive or compromised, agreed or arranged constructive Total Loss without the prior written consent of the Mortgagee.

       (c) In the event of an actual or constructive Total Loss of the Rig, the Mortgagee shall retain out of the insurance payments received on account of such loss any sum or sums that shall be or become owing to the Secured Creditors under the Security Documents, whether or not the same be then due and payable, together with accrued interest and the cost, if any, of collecting the insurance, and pay the balance as provided in Clause 10.

       (d) The Owner shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Owner or the Rig with respect to the carriage of passengers or pollution, and will maintain, or cause to be maintained, all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade which the Rig from time to time is engaged in.

       (e) The Owner shall renew all insurances as they expire and so as to insure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and procure that the insurers shall promptly confirm in writing to the Mortgagee as and when each such renewal is effected.

       (f) The Owner shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so required by the Mortgagee.

       (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

       (h) The Owner shall not employ the Rig or suffer the Rig to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid relative to the Rig (including any warranties, express or implied, therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

7       RIG COVENANTS

7.1 The Owner further covenants with the Mortgagee that throughout the Credit Facility Period the Owner will:

       (a) keep the Rig registered in its name as a Bahamian flag vessel at the Port of Nassau and to do or allow to be done nothing whereby such registration may be forfeited or imperilled and, if the Rig shall be provisionally as opposed to permanently registered as a Bahamas vessel as at the date of this Deed, procure that the Rig be duly permanently registered within three months of the date of this Deed and promptly furnish to the Mortgagee from time to time such proofs as the Mortgagee may request for its satisfaction with respect to the Owner's compliance with this sub-clause;

       (b) not without the previous consent in writing of the Mortgagee change the name or port of registry of the Rig or make any modification to the Rig which would or might materially alter the structure, type or performance characteristics of the Rig or materially reduce the value of the Rig;

       (c) keep the Rig in a good and efficient state of repair consistent with first-class ship ownership and management practice and so as to maintain the highest classification available from her classification society, namely +A1 Column Stabilized Drilling Unit, free of recommendations and qualifications save those notified to and approved in writing by the Mortgagee or which have been complied with in accordance with their terms and so as to comply with the provisions of the Merchant ping Acts and all other regulations and requirements of any government, government agency or other regulatory authority (statutory or otherwise) from time to time applicable to vessels registered at ports in the Commonwealth of the Bahamas and applicable to vessels of the same type as the Rig trading to any jurisdiction to which the Rig may, subject to the provisions of this Deed, trade from time to time;

       (d) procure that all repairs to or replacement of any damaged worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Rig and not to remove any material part of, or item of equipment installed on, the Rig unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than Permitted Liens) in favor of any person other than the Mortgagee and becomes on installation on the Rig the property of the Owner and subject to the security constituted by the Mortgage and this Deed;

       (e) submit the Rig regularly to such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

       (f) permit the Mortgagee by surveyors or other persons appointed by it for that purpose to board the Rig at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

       (g)  promptly  pay  and discharge  all  debts, damages  and liabilities whatsoever  which  have given  or  may give  rise  to maritime  or possessory  liens  (other  than  Permitted  Liens)  on  or  claims enforceable against the Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rig and all other outgoings whatsoever in respect of the Rig and in the event of arrest of the Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

       (h) not employ the Rig or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rig or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Rig unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Mortgagee may require;

       (i) promptly furnish to the Mortgagee all such information as it may from time to time require regarding the Rig, her employment, position and engagements, particulars of all towages and salvages and, upon the Mortgagee's request in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

       (j) notify the Mortgagee forthwith by telex or telecopy thereafter confirmed by letter of:-

            (i) any casualty to the Rig which is or is likely to be a Major Casualty, and

            (ii) any occurrence in consequence  whereof the Rig has become  or is, by the passing of time or otherwise, likely to become a Total Loss, and

            (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with, and

            (iv) any arrest of the Rig  or the exercise or purported  exercise of any lien on the Rig or any requisition of the Rig for hire, and

            (v) any intended dry docking of the Rig, as to which the Owner shall give the Mortgagee ten (10) days prior notice, provided, that in the event of any emergency dry docking of the Rig, the Owner shall immediately notify the Mortgagee; and

            (vi) any  intended deactivation or  lay-up of the  Rig (other than for normal periods of inactivity between contracts for the Rig during which periods the Rig remains manned) and obtain the Mortgagee's prior written consent;

       (k) keep proper books of account in respect of the Rig and as and when the Mortgagee may so reasonably require make such books available for inspection on behalf of the Mortgagee and furnish satisfactory evidence that the wages and allotments and the insurance of the master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

       (l) observe the obligations contained in Sections 7 and 8 of the Credit Agreement which apply to the Rig and the Owner, and in pursuance thereof such obligations shall be incorporated in and deemed to form part of and this Deed mutatis mutandis;

       (m) not without the previous consent in writing of the Mortgagee (such consent not to be unreasonably withheld), put the Rig into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Two Million Five Hundred Thousand United States Dollars (US$2,500,000) (or the equivalent in any other currency) unless such person shall first have given to the Mortgagee and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Rig for the cost of such work or otherwise;


       (n) keep the Mortgage registered against the Rig as a valid first priority mortgage, to carry on board the Rig a certified copy of the Mortgage and this Deed and to place and maintain in a conspicuous place in the navigation room and the Master's cabin of the Rig a framed printed notice stating that the Rig is mortgaged by the Owner to the Mortgagee.

7.2 The Owner further covenants with the Mortgagee that throughout the Security Period the Owner will:

       (a) comply, or procure compliance with, all Environmental Laws and Environmental Approvals relating to the Rig, its operation or management and the business of the Owner from time to time;

       (b)  notify the Mortgagee forthwith upon:

            (i) any Environmental Claim being made against the Owner which could reasonably be expected to result in damages in excess of US$200,000 or otherwise in connection with the Rig; or

            (ii) any Environmental Incident occurring,

            and keep the Mortgagee advised, in writing on such regular basis and in such detail as the Mortgagee shall require, of the Owner's response to such Environmental Claim or Environmental Incident.


       (c) not sell, mortgage or transfer the Rig (other than as permitted by the Credit Agreement) without the written consent of the Mortgagee having first been obtained, and any such written consent to any one such sale, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage or transfer. Any such sale, mortgage or transfer shall be subject to the provisions of this Mortgage and the lien it creates. The Owner shall not charter the Rig to, or permit the Rig to serve under any contract with, a person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or
            (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or sail in Cuban waters or enter any Cuban port for any purpose or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions
            Regulations,  31 C.F.R.  Part 560,  as amended, the  Foreign Funds
            Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R. Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part
            500, as amended, or Executive Orders 12810 and 12831; if such transaction or violation would (i) expose the Mortgagee to any penalty, sanction or investigation or (ii) jeopardize the lien created by this Mortgage or (iii) have a material adverse effect on the Owner or the operation of the Rig;

       (d) shall not cause or permit the Rig to be operated in any manner contrary to law, shall not abandon the Rig in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rig to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rig under the laws of the United States and will at all times keep the Rig duly documented thereunder.

8      PROTECTION OF SECURITY

8.1 The Mortgagee shall without prejudice to its other rights and powers under the Mortgage and this Deed and the other Credit Documents be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in its discretion think fit for the purpose of protecting or maintaining the security created by the Mortgage and this Deed (including, without limitation, such action as is referred to in Clause 8.2) and each and every expense, liability, or loss (including, without limitation, legal fees) so incurred by the Mortgagee in or about the protection or maintenance of the said security together with interest payable thereon under Clause 3.1(c) shall be repayable to it by the Owner on demand.

8.2    Without prejudice to the generality of Clause 8.1:

       (a) if the Owner does not comply with the provisions of Clause 6.1 or any of them the Mortgagee shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain Insurances in such manner as in its discretion it may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate and to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor; and

       (b) if the Owner does not comply with the provisions of Clause 7.1(c) and/or 7.1(e) or any of them the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rig as it deems expedient or necessary; and

       (c) if the Owner does not comply with the provisions of Clause 7.1(g) or any of them the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig.

9      ENFORCEABILITY AND MORTGAGEE'S POWERS

9.1 Upon the happening of any of the Events of Default specified in the Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred (and whether prior to or after the Mortgagee having served on the Owner any such notice is referred in Section 9 of the Credit Agreement) the security constituted by the Mortgage and this Deed shall become immediately enforceable and the power of sale and other powers conferred by law shall be immediately exercisable and the Mortgagee shall be entitled, as and when it may see fit, to put into force and to exercise all the powers possessed by it as mortgagee and chargee of the Rig and in particular:

       (a) to take possession of the Rig whether actually or constructively and/or otherwise to take control of the Rig wherever the Rig may be and cause the Owner or any other person in possession of the Rig forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

       (b) to require that all policies, contracts, certificate of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

       (c) to collect, recover, compromise and give a good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

       (d) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with the Mortgaged Premises as the Mortgagee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rig which have given or may give rise to any charge or lien on the Rig or which are or may be enforceable by proceedings against the Rig;

       (e) to sell the Rig or any share therein with or without prior notice to the Owner, and with or without the benefit of any charterparty or other contract for her employment, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Mortgagee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig at any such public auction and to set off the purchase price against all or any part of the Obligations;

       (f) to manage, insure, maintain and repair the Rig and to charter, employ, sail or lay up the Rig in such manner, upon such terms and for such period as the Mortgagee in its absolute discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rig, in all respects as if the Mortgagee were the owner of the Rig and without being responsible for any loss thereby incurred;

       (g) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Clause 9.1(f);

       (h) generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.2 The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under the Mortgage and this Deed (or either of them) or to make any claim under this Deed or to enforce any rights and benefits assigned to the Mortgagee by this Deed or to which the Mortgagee may at any time be entitled hereunder.

9.3 Neither the Secured Creditors nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under the Mortgage and this Deed (or either of them) in the absence of gross negligence or wilful misconduct.

9.4 The Mortgagee shall not by reason of the taking possession of the Rig be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

9.5 Upon any sale of the Rig or any share therein by the Mortgagee, the purchaser shall not be bound to see or enquire whether the Mortgagee's power of sale has become exercisable in the manner provided in this Deed and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10     APPLICATION OF MONEYS

10.1   (a)  All moneys received by the Mortgagee in respect of sale of the Rig or any share therein; in respect of recovery under the Insurances; or in respect of Requisition Compensation;

            (i) first, to the payment of all amounts owing the Mortgagee of the type described in clauses (ii) and (iii) of Recital D;

            (ii) second, to the extent moneys remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10.01(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

            (iii) third, to the extent moneys remain after the application pursuant to the preceding clauses (i) and (ii), and following the termination of Mortgage and this Deed of Covenants pursuant to Clause 4.4, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien of which the Mortgagee has actual notice (without investigation).

       (b) For purposes of this Deed of Covenants "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all such Obligations. For purposes of determining the amount payable to each Secured Creditor, the Mortgagee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to reply upon the amounts stated therein in making such distribution.

       (c) All payments required to be made to Secured Creditors hereunder shall be made to the Agent under the Credit Agreement for the account of the Secured Creditors.

       (d) For purposes of applying payments received in accordance with this Clause 10.01, the Mortgagee shall be entitled to reply upon (i) the Agent under the Credit Agreement and (ii) the Secured
            Creditors for a determination (which the Agent and each Secured Creditor, by their acceptance of the benefits of this Deed shall be obligated to provide upon request of the Mortgagee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that (x) no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

11     FURTHER ASSURANCES

11.1 The Owner shall execute and do all such assurances, acts and things as the Mortgagee in its absolute discretion may require for:

       (a) perfecting or protecting the security created (or intended to be created) by the Mortgage and this Deed; or

       (b) preserving or protecting any of the rights of the Mortgagee under the Mortgage and this Deed (or either of them); or

       (c) ensuring that the security constituted by the Mortgage and this Deed and the covenants and obligations of the Owner under this Deed shall enure to the benefit of any such assignee of the Mortgagee as is referred to in Clause 16.3; or

       (d) enforcing the security constituted by the Mortgage and this Deed on or at any time after the same shall have become enforceable; or

       (e) the exercise of any power, authority or discretion vested in the Mortgagee under the Mortgage and this Deed (or either of them),

in any such case, forthwith upon demand by the Mortgagee and at the expense of the Owner.

12     POWER OF ATTORNEY

12.1 The Owner, by way of security and in order more fully to secure the performance of the Obligations, hereby irrevocably appoints the Mortgagee as its attorney for the duration of the Credit Facility Period for the purposes of:

       (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the (including without limitation, transferring title to the to a third party) Provided however that such power shall not be exercisable by or on behalf of the Mortgagee until the Mortgage and this Deed shall have become immediately enforceable pursuant to Clause 9.1; and

       (b)  executing,   signing,   perfecting,   doing   and  (if   required)
            registering every such further assurance document, act or thing as is referred to in Clause 11.

12.2 The exercise of such power as is referred to in Clause 12.1(a) by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether the Mortgage and this Deed have become enforceable nor shall such person be in any way affected by notice that the Mortgage and this Deed have not become enforceable and, in relation to both Clauses 12.1(a) and 12.1(b), the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13     INDEMNITIES

13.1 The Owner will indemnify and save harmless the Secured Creditors and each agent or attorney appointed under or pursuant to this Deed (each, an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Secured Creditor or such agent or attorney:

       (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to the Mortgage and this Deed (or either of them); or

       (b) in the preservation or enforcement of the Mortgagee's rights under the Mortgage and this Deed (or either of them); or

       (c) on the release of the Rig or any share therein from the security created by the Mortgage and this Deed (or either of them),

and the Secured Creditors and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by the Mortgage and this Deed (or either of them). All such amounts recoverable by such Secured Creditor or such agent or attorney shall be recoverable on a full indemnity basis.

13.2 Without limiting the foregoing Clause 13.01, the Owner hereby further indemnifies and holds harmless each of the Secured Creditors and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from the Rig.

13.3 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with the Mortgage and this Deed (or either of them) is made or falls to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with the Mortgage and this Deed (the "contractual currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with the Mortgage and this Deed, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause 13.3, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as it practicable for the Mortgagee to do so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14     EXPENSES

14.1 The Owner shall pay to the Mortgagee on demand all costs, fees and expenses (including, but not limited to, legal, surveyor's and shipbroker's fees and expenses) and Taxes thereon incurred by any Secured Creditor or for which any Secured Creditor may become liable in connection with:

       (a) the negotiation, preparation and execution of the Credit Agreement and the Credit Documents; and/or

       (b) the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under the Credit Agreement and the Credit Documents (or any of them).

14.2 The Owner shall pay to the Mortgagee on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by any Secured Creditor in connection with:

       (a) any variation of, or amendment or supplement to, any of the terms of the Credit Agreement and the Credit Documents (or any of them); and/or

       (b) any consent or waiver required from the Mortgagee in relation to the Credit Agreement and the Credit Documents (or any of them),

and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

14.3 The Owner shall pay promptly all stamp, documentary and other like duties and Taxes to which the Credit Agreement and the Credit Documents (or any of them) may be subject or give rise and shall indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Owner to pay any such duties or Taxes.

15     COMMUNICATIONS

15.1 The provisions of Clause 12.03 of the Credit Agreement shall apply in relation to any notice, demand or other communication under this Deed.

16     ASSIGNMENTS

16.1 The Mortgage and this Deed shall be binding upon and shall enure to the benefit of the Owner and the Secured Creditors and their respective successors and permitted assigns and references in the Mortgage and this Deed to either of them shall be construed accordingly.

16.2 The Owner may not assign or transfer all or any part of its rights and/or obligations under the Mortgage and this Deed (or either of them).

16.3 The Mortgagee may assign or transfer all or any part of its rights or obligations under the Mortgage and this Deed to any permitted assignee or transferee of all or any such part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Mortgagee shall notify the Owner promptly following any such assignment, transfer or change.

17     MISCELLANEOUS

17.1 If at any time any one or more of the provisions in this Deed is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Deed shall not be in any way affected or impaired thereby.

17.2 The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under the Mortgage and this Deed (or either of them) in relation to the Mortgaged Premises or any part thereof. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

17.3 This Deed may be executed in several counterparts, each of which shall be an original, but which together shall constitute but one and the same document.

18     LAW AND JURISDICTION

18.1 This Deed shall be governed by, and construed in accordance with Bahamian Law.

18.2 The Owner agrees that the Mortgagee shall have the liberty, but shall not be obligated, to take any proceedings in the courts of any jurisdiction to protect and enforce the security hereby constituted or to enforce any provision of the Security Documents or to enforce the Obligations. For the purpose of any proceedings for the enforcement of this Deed and the other Security Documents, the Owner hereby submits to the jurisdiction of the courts of the Bahamas, the state and federal courts located in New York, New York and the courts of any jurisdiction where the Rig may be found, and the Owner agrees to accept service in respect of any such proceeding by registered or certified mail addressed in accordance with the Credit Agreement.

18.3 Without prejudice to the generality of Clause 18.2 the Mortgagee shall have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Mortgagee may bring before the Courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the Master of the Rig (or upon anyone acting as the Master) and such service shall be deemed good service on the Owner for all purposes.

IN  WITNESS   whereof the  parties hereto  have caused  this Deed  to  be duly executed the day and year first before written.


OWNER

SIGNED SEALED and DELIVERED           )
on behalf of READING & BATES          )
DRILLING CO.                          )
by                                    )
its duly authorised attorney-in-fact  )
in the presence of:                   )

           Witness:



MORTGAGEE


SIGNED SEALED and DELIVERED           )
on behalf of CHRISTIANIA BANK OG      )
KREDITKASSE, NEW YORK BRANCH          )
by                                    )
its duly authorised attorney-in-fact  )
in the presence of:                   )

           Witness: